PARTICIPATION AGREEMENT

Strome Mezzanine Fund LP (“Participant”) and HEP Investments, LLC, a Michigan limited liability company (in its capacity as a first lien lender “Lender” and, with the Participant, each a “Party” and collectively the “Parties”), enter into this Participation Agreement (“Agreement”) on the date stated below.

Recitals:

A.                Zivo Bioscience, Inc., a Nevada corporation (“Borrower”), is indebted to Lender pursuant to a Loan Agreement (as amended from time to time) and a Ninth Amended and Restated Senior Secured Convertible Promissory Note, in the face amount of up to $17,500,000.00. In connection therewith, the Borrower and its affiliates have delivered to Lender, without limitation, the Security Agreement, an IP Security Agreement, a Guaranty of Health Enhancement Corporation and HEPI Pharmaceuticals, Inc., a Security Agreement (Subsidiaries) and various patent assignments (each of the foregoing together with all such other loan, guarantee and collateral documents collectively, as amended and/or restated from time to time, the “Loan Documents”). All capitalized terms not defined in this Agreement shall have the same meaning as defined in one or more of the Loan Documents, as context dictates; and without limiting the generality of the foregoing, the term “Obligations” as used herein shall have the meaning set forth in that certain Security Agreement, dated as of December 1, 2011.

B.                 Pursuant to the Loan Documents, the Lender made available to the Borrower a loan facility pursuant to the Loan Documents (the “Loan Facility” and the previously-funded portion of the loan thereunder, the “Loan”).

C.                 The Participant seeks to purchase from Lender and Lender seeks to sell to Participant for cash, at par, an undivided interest (“Participation”) in the Loan and Loan Documents.

The Parties agree as follows:

Terms and Conditions

1.                  The Participant absolutely and unconditionally agrees to purchase a Participation in the Loan and Loan Documents in the following amount: $1,500,000 (“Purchase Price”). The Purchase Price shall be paid by Participant as follows: (a) $500,000 on the date hereof; (b) $500,000 on or (at the election of Participant) before September 20, 2017; and (c) the final $500,000 on or (at the election of Participant) before November 20, 2017.

2.                  Effective as of the date of payment of the relevant portion of the Purchase Price in good funds, Lender sells and grants to the Participant, and Participant accepts and purchases from Lender, an undivided participation in the Loan and Loan Documents in a principal equivalent amount equal to the portion of the Purchase Price funded by Participant at such time.

3.                  (a) Without further action by Lender, execution and delivery of this Agreement and receipt by Lender of the relevant portion of the Purchase Price shall constitute a sale and purchase of the corresponding portion of the Participation and shall confer on the applicable Participant with respect to the Participation an interest in the Loan and Loan Documents.

(b)               Lender shall have the right to apply payments of any kind from any source, including the proceeds of any collateral security, to Lender’s interest in the Loan, including all interest, fees, costs and expenses due to Lender from Borrower pursuant to the Loan Documents, and including any and all indebtedness, obligations or liabilities for which Borrower would otherwise be liable to Lender pursuant to the Loan Documents were it not for the invalidity, irregularity or unenforceability of them by reason of any bankruptcy, insolvency or other law or order of any kind, or for any other reason, in any manner in Lender’s sole and unfettered discretion, except, notwithstanding the foregoing, any payments applied by Lender to Lender’s interest, principal or fees (including prepayment fees) shall also be applied pro rata and paid to Participant for Participant’s interest, principal and fees (including prepayment fees).

4.                  Lender shall have the right to manage, perform, and enforce the terms of the Loan Documents and to exercise and enforce all of the privileges and rights exercisable by it under the Loan Documents, in its sole discretion, without the concurrence of Participant, including the right to amend the Loan Documents, to amend, modify, waive, terminate or release any of the obligations of Borrower; provided, notwithstanding the foregoing, without Participant’s written consent, Lender shall take no action or grant any consent or waiver, or amend the Loan Documents, to the extent any such item (A) materially and adversely affects the Participant’s interests in a manner divergent or disproportionate to the effect on the Lender’s interests, (B) reducing the interest rate payable under the Loan Documents, (C) extending the maturity date on the Loan beyond the date twenty (20) months after the date hereof or extending the maturity date on the Loan if the Loan has already been accelerated, if Borrower has filed for dissolution, liquidation or federal bankruptcy protection or if an involuntary federal bankruptcy petition has been filed against Borrower and such petition has not been dismissed within forty-five days, (D) forgive or waive the payment of the Loan or (E) causes or permits the Loan Documents to not provide for the Lender to pass through the express requirements hereof to the Participant (e.g., removing rights to equity or conversion in a manner that does not permit the Lender to provide the shares contemplated hereby). This Agreement shall not be construed to create a fiduciary relationship between Lender and Participant. Participant acknowledges and agrees that Lender’s actions under this Agreement are strictly administrative and any repayment of principal or interest to any Participant is solely dependent upon Borrower. Except for the gross negligence or willful misconduct of Lender, as determined by a final non-appealable judgment of a court of competent jurisdiction, Participant exonerates Lender of and from any obligation or liability, express or implied, for any loss, depreciation of or failure to realize upon the Loan or any Collateral, or for failure to collect or receive payments of any sums owing from Borrower or any guarantors, or for any mistake, omission, or error of judgment in passing upon or accepting the Loan, the Collateral, the Loan Documents, or in making of any advances of monies or extensions of credit to Borrower, or in making any examinations, audits or reviews of the affairs of Borrower, or in granting to Borrower extensions of time for payment of the Loan or in administering or monitoring the Collateral for the Loan. Moreover, Lender does not assume and does not have any obligation or liability and Lender undertakes no guaranties, express or implied, with respect to the existing or future financial worth or responsibility of Borrower or any guarantor or of any of the account debtors of Borrower, with respect to the genuineness or value of the Collateral, or with respect to the payment or the collectability of the Loan.

5.                  In the event that the Loan is converted into shares of common stock of Borrower and Participant funded the entire Purchase Price, Participant shall receive Fifteen Million (15,000,000) shares of common stock of Borrower, and additional shares of common stock for one-half of the accrued but unpaid interest due Participant hereunder at a conversion price of ten cents ($0.10) per share, in complete satisfaction of any and all rights or obligations under this Agreement, the Loan and/or the Loan Documents, other than the rights set forth in Section 24. The Lender will give the Participant reasonable notice (not less than 3 Business Days, unless Participant shall otherwise consent), and the opportunity to fund any portion of the Purchase Price not previously funded, in each case, prior to exercising any conversion rights with respect to the Loan. In the event the Loan is converted into the stock of the Borrower and Participant has not funded the entire Purchase Price after reasonable opportunity to do so, shares of the Borrower shall be issued to the Participant as set forth in this Section 5, with the share amounts issued thereto reduced pro rata in accordance with the percentage of the Purchase Price actually funded by the Participant.

6.                  Interest on the Purchase Price outstanding from time to time shall accrue at the interest rate(s) provided in the Loan Documents. The Lender represents and warrants that, as of the date hereof, the interest rate provided for in the Loan Document is 11% per annum.

7.                  Participant represents to Lender that Participant accepts (and is able to bear) the financial risks inherent in the Participation and does not foresee the occurrence of any event that would alter that ability. Further, Participant accepts the full risk of nonpayment of the Loan underlying the Participation by the Borrower and agrees that Lender shall not be responsible for the performance or observance by Borrower or any guarantor.

8.                  Lender warrants and represents to Participant on a continuing basis that: (i) it has the right, power and authority to sell and assign to Participant the Participation in the Loan and Loan Documents free and clear of all claims, liens and encumbrances whatsoever; (ii) Lender has no knowledge of any fact which would impair the validity of the Loan Documents; (iii) there are valid, binding and legally-enforceable first liens in the Collateral; (iv) Borrower is current in its payment of the Obligation, and no setoffs or counterclaims exist that the Borrower may exercise against Lender; and (v) the execution, delivery and performance of this Agreement do not conflict with, or give rise to a default under, any Loan Document.

9.                  Participant further acknowledges that the Participation is being made at Participant’s request and is the purchase of an undivided interest in an ordinary debt and related collateral security, if any, and is not and shall not be construed to be a “security” as that term is defined under any applicable state or federal securities laws.

10.              Participant acknowledges that Participant had an opportunity to make such review and investigation as Participant and Participant’s attorneys and advisors believe to be necessary to enable Participant to make an independent, informed judgment with respect to the creditworthiness of Borrower, the value and extent of the Collateral, Lender’s rights against Borrower and Borrower’s assets and the desirability of purchasing the Participation. Participant also acknowledges that Participant is experienced and knowledgeable in financial matters, and that Participant is not purchasing the Participation for purposes of investment gain (other than the possible payment of interest thereon), and that Participant has all necessary information to make an independent, informed judgment with respect to the financial status and condition of the Borrower.

11.              Lender shall use its commercially reasonable efforts to promptly collect, when due, all payments of the principal of, the interest on, and all other amounts with respect to the Loan Documents. Upon receipt of any such amount, whether consisting of any payment of principal, interest or fees (including prepayment fees) upon or in connection with the Loan, or any amount realized upon liquidation of the Collateral, or any amount received by the Lender from any guarantor or other person liable on the Loan or in respect of the Loan Documents, or any amount received by setoff or otherwise, and whether payment is voluntary or involuntary, Lender shall pay to Participant its pro rata share (based on Participant’s Participation) of such amounts. Such payments shall be distributed on a pari passu basis with the Lender. Provided, the foregoing shall not apply to amounts applied to reasonable out-of-pocket, third-party costs and expenses, or to indemnities (in respect of third-party claims against Lender), paid to the Lender by the Borrower under the express provisions Loan Documents (as in effect on the date hereof), which may be paid first to the Lender (in each case, to the extent doing so does not reduce the outstanding principal, interest or fees due Lender).

12.              Lender agrees, upon learning thereof, to promptly notify Participant in writing of any breach or default by the Borrower in repayment of the Loan or otherwise under the Loan Documents or any agreement or document evidencing, securing, guaranteeing or otherwise relating to the Loan Documents. Such notice shall specify the nature of the breach or default. Lender also agrees to furnish to Participant, promptly after Lender’s receipt (unless the same are publicly filed with the Securities and Exchange Commission): (i) financial statements concerning the operations and financial position of the Borrower, its affiliates and/or any guarantor, including both statement of income and retained earnings, a balance sheet and a statement of cash flows, and (ii) all other information received from the Borrower, its affiliates and/or any guarantor relating to them or the Loan Documents.

13.              Except as expressly set forth herein, nothing in this Agreement shall be construed to limit or restrict Lender from in any way exercising any rights or remedies arising out of the Loan Documents or any documents or agreements executed by Borrower or provided for under applicable law. Participant shall have no direct right to enforce any of the Loan Documents, including, but not limited to, exercising any rights or remedies arising out of the Loan Documents or any documents or agreements executed by Borrower or provided for under applicable law. Notwithstanding the foregoing, Lender shall notify Participant in writing of any such actions to enforce any rights or remedies and shall allow Participant the ability be present in any negotiations regarding the same. All rights, remedies and privileges against the Borrower with respect to the Loan, the Collateral, and the Loan Documents may only be exercised by Lender without any requirement of consent or approval of Participant (except to the extent expressly set forth herein). Participant shall not contest, challenge, or object to any of Lender’s claims against Borrower (including any claim under 11 U.S.C. § 506(b) in any bankruptcy proceeding), or the extent, validity, perfection, or priority of Lender’s liens that secure the Loan (except, in each case, to the extent expressly contemplated hereby).

14.              References to Lender in this Agreement shall be deemed to include its respective affiliates, successors, assigns, employees, agents, auditors, officers, directors, and attorneys.

15.              (a) Participant agrees not to sell, assign, or transfer or suffer any sale, assignment or transfer of, in whole or in part, its Participation or its undivided, subordinate interest in the Loan without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)               Notwithstanding anything in this Agreement or the Loan Documents to the contrary, Lender may sell, assign, or transfer, in whole or in part, the Loan to any person or entity, without the consent of Participant, upon 5 business days’ prior written notice to Participant. Notwithstanding any such sale, assignment or transfer, or any subsequent assignment or transfer, the senior obligations of Borrower to Lender shall, subject to the terms of this Agreement, be and remain senior for purposes of this Agreement, and every assignee or transferee of any of the senior debt or of any interest in it shall, to the extent of such interest be entitled to rely upon and be the third party beneficiary of the terms provided under this Agreement, and be entitled to enforce the terms and provisions of this Agreement to the same extent as if such assignee or transferee were initially a party to this Agreement. Any such sale, assignment or transfer of a Loan by the Lender (or any assignee or successor thereto) shall be subject to Participant’s rights under this Agreement, which shall be acknowledged in writing by such assignee prior to completion of the applicable assignment.

16.              Participant acknowledges that Lender may sell more than one participation in the Loan and Loan Documents, to the extent (x) such participations do not entail or cover more of an interest than held by Lender or (y) reduce in any manner the Lender’s obligations hereunder.

17.              This Agreement shall be construed in accordance with the laws of the State of Michigan. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18.              Any notice or other instrument to be given hereunder must be in writing and, except as otherwise provided in this Agreement, will be deemed to be duly given if delivered by hand, sent by electronic mail in PDF format, or sent by fax to the Party to which a communication is intended to be given, and any notice so delivered or sent will be deemed to have been duly given at the time of delivery on the day on which it was so delivered or sent. Until changed by notice in the manner described above, the addresses of the Parties for the purpose of notice will be:

If to Lender:	HEP Investments, LLC 2804 Orchard Lake Road, Suite 205 Keego Harbor, Michigan 48320 Attn: Laith Yaldoo

If to Participant:	Strome Mezzanine Fund LP c/o Mark Strome 100 Wilshire Blvd.; Suite 1750 Santa Monica, California, 90401

19.              This Agreement, the guaranty of Laith Yaldoo (the “Guaranty”), dated as of the date hereof, and, in each case, any other agreements referenced therein constitute the entire understanding of the Parties in connection with the matters referenced and, except with respect to the Guaranty, shall not be modified or altered except by a writing signed by Participant and Lender. There are no other agreements, oral or written, express or implied, relating to its subject matter other than this Agreement and the other agreements referenced and all prior agreements and understandings have been merged into this Agreement.

20.              Participant acknowledges that Participant has reviewed (or has had the opportunity to review) this Agreement with counsel of their choice and has executed this Agreement of their own free will and accord and without duress or coercion of any kind by Lender or any other person or entity.

21.              This Agreement may be executed in counterparts and facsimile copies of any signatures shall be treated as original signatures.

22.              LENDER AND PARTICIPANT EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES INVOLVING OR RELATING TO THIS AGREEMENT.

23.              Lender and Participant further agree as follows: (a) Lender shall promptly loan each installment of the Purchase Price to Borrower or, in the discretion of the Parties, the Participant may fund an installment of the Purchase Price directly to Borrower on behalf of Lender; (b) the Participation shall include the Purchase Price paid by the Participant plus all accrued interest thereon (including any prepayment fees); (c) upon at least ten (10) days advance written notice from Participant to Lender, Lender shall promptly request the conversion of the portion of the Loan represented by the Participation into shares of common stock of Borrower pursuant to Section 5 above and deliver the number of shares set forth in such Section 5; and (d) if Lender increases the Loan under the Loan Documents by $1.50 million after the date hereof and such additional Loan is convertible into 15,000,000 shares of Borrower common stock, Lender will receive from Borrower warrants to purchase 1,500,000 shares of Borrower common stock and Lender will transfer one-half of such warrants (for 750,000 shares) to Participant.

24.              Borrower hereby acknowledges and agrees as follows: (a) on and after the date hereof, for so long as Participant or its affiliates beneficially own at least 15,000,000 shares of Borrower’s common stock (or instruments convertible into or exercisable for at least such number of shares of common stock, when combined with the actual common stock owned thereby and, for the avoidance of doubt, including warrants to be issued upon a not-yet-due portion of the Purchase Price), Borrower shall allow Participant to designate one (1) representative (the “Observer”) to attend all meetings (including telephonic meetings) of Borrower’s Board of Directors solely as an observer and participate in a nonvoting capacity; provided however, that such observation right shall not apply to any matters to which Borrower reasonably wishes to maintain the attorney-client privilege, or any matters for which the participation or presence of the Observer during the discussion thereof would be unlawful or risk a potential claim against or liability to Borrower; (b) in the event that Lender or any other third party desires to make an investment in Borrower (whether in the form of debt or equity (or any agreement, instrument or security convertible or exercisable into, or otherwise requiring the issuance of, debt or equity) in a capital raising transaction but excluding (x) any open market offerings, (y) any securities issued under an equity incentive plan the primary purpose of which is not to raise capital and (z) any securities issued upon conversion or exercise pursuant to the terms of any outstanding debt instrument or securities (to the extent Participant was offered a Right of Participation on the underlying debt, the underlying debt was outstanding on the date hereof or the underlying debt constitutes ROFR Excluded New Debt), Borrower shall offer Participant the right (but not the obligation) to invest up to one hundred (100%) percent of such additional funds on the same terms and conditions as this Agreement or, if more favorable, the terms negotiated between Lender (or such third party) and Borrower (the “Right of Participation”); provided that the Right of Participation must be exercised within ten (10) days after Participant’s receipt of written notice thereof, provided further that: (i) the Right of Participation shall not apply to the balance of up to an additional $1.5 million that Lender began loaning to Borrower as of June 1, 2017 or any additional loans made by Chris Maggiore in the amount of up to $500,000 (collectively, the “ROFR Excluded New Debt”), (ii) the Right of Participation shall terminate on the third (3) anniversary of the date of this Agreement, and (iii) the Right of Participation shall immediately terminate if Participant fails to pay any portion of the Purchase Price when due hereunder; (c) promptly after the payment of each installment of the Purchase Price, Participant shall receive warrants to purchase 250,000 shares of common stock of Borrower at an exercise price of $0.10 per share substantially in the form attached as Exhibit A; (d) promptly after the payment of the full Purchase Price, Participant shall receive warrants to purchase 25,000,000 shares of common stock of Borrower at an exercise price of $0.10 per share substantially in the form attached as Exhibit B; (e) Borrower represents that the forms of warrants referred to in the foregoing clauses (c) and (d) are substantially identical to the warrants issued or that will be issued in favor of Lender or its affiliates in connection with the transactions contemplated hereby; and (f) within 30 days from the date of this Agreement, that certain Registration Rights Agreement, dated December 1, 2011, by and between Lender and Borrower will be amended in a manner reasonably acceptable to Lender, Participant and Borrower to, among other things, add the Participant as a signatory, expand the definition of “Registrable Shares” to include (x) all shares of Borrower’s common stock issuable under the Loan, including, without limitation, all shares issuable upon conversion of the Loan, (y) all shares issuable upon exercise of the warrants issued under the Loan Documents and this Agreement and (z) all warrants contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the rights and obligations provided for in this Section 24 shall survive the termination of this Agreement.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, the parties have executed this Participation Agreement as of July 21, 2017.

“LENDER”

HEP INVESTMENTS, llc

By: /s/ Laith Yaldoo

Laith Yaldoo, Member-Manager

“PARTICIPANT”

STROME MEZZANINE FUND LP

By: /s/ Mark Strome

Mark Strome, as President and CEO of Strome

Investment Management LP, its general partner

For purposes of Section 24:

ZIVO BIOSCIENCE, INC.

By:  /s/ Philip M. Rice II

 Philip M. Rice II, Chief Financial Officer

EXHIBIT A

Form of 5 Year Warrant

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES LAWS. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SUCH LAWS IS AVAILABLE.

Warrant No. AA-63XX STOCK PURCHASE WARRANT No. of Shares: YYYY

To Subscribe for and Purchase Common Stock of

ZIVO BIOSCIENCE, INC.

THIS CERTIFIES that, for value received, NAME (together with any subsequent transferees of all or any portion of this Warrant, the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth in this warrant (this “Warrant”), to subscribe for and purchase from ZIVO BIOSCIENCE, INC., a Nevada Corporation (hereinafter called the “Company”), at the price hereinafter set forth in Section 2, up to YYYY fully paid and non-assessable shares (the “Shares”) of the Company’s Common Stock, $.001 par value per share (the “Common Stock”).

2.	Definitions. As used herein the following term shall have the following meaning:

“Act” means the Securities Act of 1933, as amended, or a successor statute thereto and the rules and regulations of the Securities and Exchange Commission issued under that Act, as they each may, from time to time, be in effect.

2.        Purchase Rights. The purchase rights represented by this Warrant shall be exercisable by the Holder in whole or in part commencing on the date hereof. The purchase rights represented by this Warrant shall expire on DATE [5 YEARS]. This Warrant may be exercised for Shares at a price of ten cents ($.10) per share, subject to adjustment as provided in Section 6 (the “Warrant Purchase Price”).

3.        Exercise of Warrant. Subject to Section 2 above, the purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached as Exhibit A) and a form of subscription letter acceptable to the Company, at the principal office of the company and, except in the case of a “cashless exercise”, by the payment to the Company, by check, of an amount equal to the then applicable Warrant Purchase Price per share multiplied by the number of Shares then being purchased. At the election of the Holder, this warrant may from time to time be exercised for the nearest whole number, rounding upwards, of shares Common Stock determined in accordance with the following formula (a “cashless” exercise):

X = Y (A-B)

A

Where:

X =	the number of Shares to be issued to the Holder

Y =	the number of Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one Share (using the average of the last reported sale prices of the Common Stock for the five (5) trading days immediately preceding the date of the exercise or, if the Company is not publically traded at the relevant time, using the fair market value as reasonably agreed by the parties hereto)

B =       the Warrant Purchase Price for one Share

Upon exercise, the Holder shall be entitled to receive, within a reasonable time, a certificate or certificates, issued in the Holders’ name or in such name or names as the Holder may direct, for the number of Shares so purchased. The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

4.        Shares to be Issued: Reservation of Shares. The Company covenants that the Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance in accordance herewith, be fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof. During the period within which the purchase rights represented by the Warrant may be exercised, the Company will, at all times, have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

5.        No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Common Stock, as determined in good faith by the Company’s Board of Directors.

6.        Adjustments of Warrant Purchase Price and Number of Shares. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to this Warrant, and the number and kind of shares and the price per share then applicable to the shares covered by the unexercised portion of this Warrant (treating this Warrant no worse than similarly-situated warrants and rights).

7.       No Rights as Shareholders. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise of this Warrant and (if applicable) the payment for the Shares so purchased. Notwithstanding the foregoing, the Company agrees to transmit to the Holder such information, documents and reports as are generally distributed to holders of the capital stock of the Company concurrently with the distribution thereof to the shareholders. Upon valid exercise of this Warrant and (if applicable) payment for the Shares so purchased in accordance with the terms of the Warrant, the Holder or the Holder’s designee, as the case may be, shall be deemed a shareholder of the Company.

8.       Sale or Transfer of the Warrant and the Shares; Legend. The Warrant and the Shares shall not be sold or transferred unless either (i) they first shall have been registered under applicable Federal and State Securities laws, or (ii) such sale or transfer is exempt from the registration requirements of such laws. Each

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certificate representing any Warrant shall bear the legend set out on page 1 hereof. Each certificate representing any Shares shall bear a legend substantially in the following form, as appropriate:

THE SHARES EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFEFCTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

The Warrant and Shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

9.       Modifications and Waivers. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

10.       Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address shown on the books of the Company, or in the case of the Company, at the address indicated therefore on the signature page of this Warrant, or, if different, at the principal office of the Company.

11.       Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, of an indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

12.       Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Shares issuable upon exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

13.       Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, without regard to the conflicts of law provisions thereof.

IN WITNESS WHEREOF, ZIVO BIOSCIENCE, INC. has caused this Warrant to be executed by its officer thereunto duly authorized.

ORIGINAL ISSUANCE AS OF: CURRENT DATE

ZIVO BIOSCIENCE, INC.

______________________________________

By: Philip M. Rice II, Chief Financial Officer

Zivo Bioscience, Inc.

2804 Orchard Lake Road, Suite 202

Keego Harbor, MI 48320

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EXHIBIT A

NOTICE OF EXERCISE

To: ZIVO BIOSCIENCE, INC.,

Warrant # AA-63XX

1.       The undersigned hereby elects to purchase YYYY shares of Common Stock of ZIVO BIOSCIENCE, INC. pursuant to the terms of the attached Warrant, and (if required) tenders herewith payment of the purchase price of such shares in full.

2.       Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below.

3.       The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. The undersigned further represents that such shares shall not be sold or transferred unless either (i) they first shall have been registered under applicable federal and state securities laws or (ii) an exemption from applicable federal and state registration requirements is available.

4.       In the event of partial exercise, please re-issue an appropriate Warrant exercisable into the remaining shares.

5.       [This exercise is being made on a cashless basis, as contemplated by the Warrant.]

_________________________________

Name

_________________________________

_________________________________

_________________________________

Address

_________________________________

Signature

_________________________________

Date

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EXHIBIT B

Form of 2 Year Warrant

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES LAWS. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SUCH LAWS IS AVAILABLE.

Warrant No. STOCK PURCHASE WARRANT No. of Shares: 25,000,000

To Subscribe for and Purchase Common Stock of

ZIVO BIOSCIENCE, INC.

THIS CERTIFIES that, for value received, STROME MEZZANINE FUND LP (together with any subsequent transferees of all or any portion of this Warrant, the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth in this Warrant (this “Warrant”), to subscribe for and purchase from ZIVO BIOSCIENCE, INC., a Nevada Corporation (hereinafter called the “Company”), at the price hereinafter set forth in Section 2, up to 25,000,000 fully paid and non-assessable shares (the “Shares”) of the Company’s Common Stock, $.001 par value per share (the “Common Stock”).

1.	Definitions. As used herein the following term shall have the following meaning:

“Act” means the Securities Act of 1933, as amended, or a successor statute thereto and the rules and regulations of the Securities and Exchange Commission issued under that Act, as they each may, from time to time, be in effect.

2.        Purchase Rights. The purchase rights represented by this Warrant shall be exercisable by the Holder in whole or in part commencing on the date hereof. The purchase rights represented by this Warrant shall expire on DATE [2YEARS FROM THE DATE OF ISSUANCE OF WARRANT]. This Warrant may be exercised for Shares at a price of ten cents ($0.10) per share, subject to adjustment as provided in Section 6 (the “Warrant Purchase Price”).

3.        Exercise of Warrant. Subject to Section 2 above, the purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached as Exhibit A) and a form of subscription letter acceptable to the Company, at the principal office of the company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Purchase Price per share multiplied by the number of Shares then being purchased. Upon exercise, the Holder shall be entitled to receive, within a reasonable time, a certificate or certificates, issued in the Holders’ name or in such name or names as the Holder may direct, for the number of Shares so purchased. The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

4.        Shares to be Issued: Reservation of Shares. The Company covenants that the Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance in accordance herewith, be fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof. During the period within which the purchase rights represented by the Warrant may be exercised, the Company will, at all times, have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

5.        No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Common Stock, as determined in good faith by the Company’s Board of Directors.

6.        Adjustments of Warrant Purchase Price and Number of Shares. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to this Warrant, and the number and kind of shares and the price per share then applicable to the shares covered by the unexercised portion of this Warrant.

7.       No Rights as Shareholders. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise of this Warrant and the payment for the Shares so purchased. Notwithstanding the foregoing, the Company agrees to transmit to the Holder such information, documents and reports as are generally distributed to holders of the capital stock of the Company concurrently with the distribution thereof to the shareholders. Upon valid exercise of this Warrant and payment for the Shares so purchased in accordance with the terms of the Warrant, the Holder or the Holder’s designee, as the case may be, shall be deemed a shareholder of the Company.

8.       Sale or Transfer of the Warrant and the Shares; Legend. The Warrant and the Shares shall not be sold or transferred unless either (i) they first shall have been registered under applicable Federal and State Securities laws, or (ii) such sale or transfer is exempt from the registration requirements of such laws. Each certificate representing any Warrant shall bear the legend set out on page 1 hereof. Each certificate representing any Shares shall bear a legend substantially in the following form, as appropriate:

THE SHARES EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFEFCTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

The Warrant and Shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

9.       Modifications and Waivers. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

10.       Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address shown on the books of the Company, or in the case of the Company, at the address indicated therefore on the signature page of this Warrant, or, if different, at the principal office of the Company.

11.       Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, of

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an indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

12.       Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Shares issuable upon exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

13.       Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, without regard to the conflicts of law provisions thereof.

IN WITNESS WHEREOF, ZIVO BIOSCIENCE, INC. has caused this Warrant to be executed by its officer thereunto duly authorized.

ORIGINAL ISSUANCE AS OF: CURRENT DATE

ZIVO BIOSCIENCE, INC.

______________________________________

By: Philip M. Rice II, Chief Financial Officer

Zivo Bioscience, Inc.

2804 Orchard Lake Road, Suite 202

Keego Harbor, MI 48320

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EXHIBIT A

NOTICE OF EXERCISE

To: ZIVO BIOSCIENCE, INC.,

Warrant # ______

1.       The undersigned hereby elects to purchase YYYY shares of Common Stock of ZIVO BIOSCIENCE, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2.       Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below.

3.       The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. The undersigned further represents that such shares shall not be sold or transferred unless either (i) they first shall have been registered under applicable federal and state securities laws or (ii) an exemption from applicable federal and state registration requirements is available.

4.       In the event of partial exercise, please re-issue an appropriate Warrant exercisable into the remaining shares.

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